Exhibit 99.2

Chemomab Completes Merger with Anchiano Therapeutics

Shares of Chemomab Therapeutics to commence trading on the Nasdaq Capital Market on March 17, 2021 under the new ticker symbol “CMMB”

Combined company will focus on advancing Chemomab’s CM-101 currently in Phase 2 for rare fibrotic indications

Company to receive gross proceeds of $45.5 million from a PIPE financing, led by healthcare-focused investors Cormorant Asset Management, OrbiMed, Peter Thiel and Christian Angermayer’s Presight Capital and Apeiron Investment Group

TEL-AVIV, Israel, March. 16, 2021 (________NEWSWIRE) -- Chemomab Ltd., a clinical-stage biotech company focused on the discovery and development of innovative therapeutics for fibrosis-related diseases with high unmet need, today announced the completion of its merger with Anchiano Therapeutics Ltd. ("Anchiano").

The combined company has changed its name to Chemomab Therapeutics Ltd. and will trade on the Nasdaq Capital Market under the symbol “CMMB” beginning on March 17, 2021.

Chemomab Therapeutics (“Chemomab”) has secured gross proceeds of $45.5 million from the sale of American Depositary Shares (ADSs) and warrants through a private investment in public equity (PIPE) financing. The financing is being led by new and certain existing investors of Chemomab, including Cormorant Asset Management, OrbiMed, Peter Thiel and Christian Angermayer’s Presight Capital and Apeiron Investment Group.

Chemomab expects to use net proceeds from this private placement to advance in parallel three Phase 2 clinical trials for its lead product, CM-101, a novel antibody for treating rare fibrotic conditions, as well as to further develop its earlier-stage pipeline. In February, Chemomab announced that it had begun enrolment of patients in the SPRING study, a Phase 2a trial of CM-101 for patients suffering from primary sclerosing cholangitis (PSC). Chemomab plans to begin enrolment of patients in a Phase 2 trial for systemic sclerosis (SSc) later in the year. PSC and SSc are inflammatory-fibrotic diseases affecting multiple organs such as the liver in PSC and skin and lungs in SSc. Both indications have a significant unmet need, with patients suffering from debilitating symptoms and no current FDA-approved disease modifying treatment options. Chemomab is also advancing CM-101 into a Phase 2a clinical trial to test CM-101 subcutaneous formulation and its anti-fibrotic effect in patients diagnosed with non-alcoholic steatohepatitis. Clinical readouts are expected during 2021-2022. In addition, Chemomab also announced today that it has entered into a binding agreement with Kestrel Therapeutics Inc. under which it will sell Anchiano’s preclinical RAS programs to Kestrel for $1 million.

“We are excited by Chemomab’s continued progress and believe our becoming a publicly-traded company and financing from a group of outstanding investors will position the combined company well to accelerate the advancement of our clinical programs as well as further develop our product pipeline,” said Dr. Adi Mor, chief executive officer and co-founder of Chemomab. “We now have $55 million on our balance sheet which provides sufficient cash through H2 2023 and all three of our potentially value-inflecting Phase 2 clinical read-outs,” she said.

Commenting on the PIPE, Dr. Stephen Squinto, chairman of Chemomab’s board and executive partner at OrbiMed, stated, “We are proud to support the exciting innovations taking place at Chemomab. Patients suffering from diseases such as PSC and SSc are in desperate need of disease-modifying therapies, and we believe CM-101 has the therapeutic potential to address the underlying inflammatory and fibrotic pathways implicated in both diseases.”

Anchiano’s outgoing CEO, Mr. Neil Cohen will join Chemomab’s board of directors, which is led by chairman Dr. Stephen Squinto, OrbiMed executive partner and one of the founders of Alexion. Other new board members include Dr. Alan Moses, previously global chief medical officer of Novo Nordisk A/S, Dr. Claude Nicaise, who previously held senior roles at Alexion and Bristol Myers Squibb, Mr. Joel Maryles, previously senior managing director at Citigroup and Dr. Nissim Darvish, venture partner at OrbiMed Israel.

About the Merger

In connection with the merger, Chemomab effected a 4:1 reverse split of its ordinary shares and increased the number of ordinary shares per ADS, following which each ADS will be comprised of 20 ordinary shares, post reverse split. Following the merger and pre financing, Chemomab Ltd. shareholders own approximately 90% of the combined company and pre-merger Anchiano shareholders owning approximately 10% of the combined company.

Oppenheimer & Co., Inc. served as sole placement agent for the financing and financial advisor to Anchiano. Meitar law firm and Greenberg Traurig represented Chemomab, and Cooley and Goldfarb Seligman represented Anchiano.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be resold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Chemomab has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities issued in this private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Chemomab Therapeutics Ltd.

Chemomab is a clinical-stage biotech company focusing on the discovery and development of innovative therapeutics for fibrosis-related diseases with high unmet need. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has potential to treat multiple severe and life-threatening inflammatory and fibrotic diseases and is currently undergoing clinical development with primary focus for the orphan diseases, Primary Sclerosing Cholangitis (PSC) and Systemic Sclerosis (SSc). Chemomab is advancing in parallel three Phase 2 clinical trials with CM-101 in fibrotic indications and expecting to report data during 2021-2022. For more information on Chemomab, please visit www.chemomab.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the clinical development pathway for CM-101; the future operations of Chemomab and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of Chemomab; the development and commercial potential and potential benefits of any product candidates of Chemomab; and that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Chemomab’s current expectations. Forward-looking statements involve risks and uncertainties.

Because such statements deal with future events and are based on Chemomab’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Chemomab could differ materially from those described in or implied by the statements in this presentation, including: the uncertain and time-consuming regulatory approval process; risks related to Chemomab’s ability to correctly manage its operating expenses and its expenses; Chemomab’s plans to develop and commercialize its product candidates; the timing of initiation of Chemomab’s planned clinical trials; the timing of the availability of data from Chemomab’s clinical trials; the timing of any planned investigational new drug application or new drug application; Chemomab’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Chemomab’s product candidates; Chemomab’s commercialization, marketing and manufacturing capabilities and strategy; Chemomab’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. Additional risks and uncertainties relating to Chemomab’s and its business can be found under the caption “Risk Factors” and elsewhere in Chemomab’s filings and reports with the SEC. Chemomab expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Chemomab’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

Investor Relations:
Irina Koffler
LifeSci Advisors, LLC
Phone: +1-917-734-7387
ir@chemomab.com

Chemomab Therapeutics:
Sharon Elkobi
VP, Business Development
Phone: +972773310156
bd@chemomab.com